AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                     TELEPHONE AND DATA SYSTEMS, INC.,

                          SINGER ACQUISITION CORP.

                                    and

                     CHORUS COMMUNICATIONS GROUP, LTD.




                             November 24, 2000









                             TABLE OF CONTENTS

                                                                       PAGE

RECITALS.................................................................1

                                 ARTICLE I

                    THE MERGER; EFFECTIVE TIME; CLOSING

1.1   The Merger.........................................................1
1.2   Effective Time.....................................................2
1.3   Effects of the Merger..............................................2
1.4   Closing............................................................2

                                 ARTICLE II

                           SURVIVING CORPORATION

2.1   Certificate of Incorporation.......................................2
2.2   By-Laws............................................................2
2.3   Directors..........................................................2
2.4   Officers...........................................................2

                                ARTICLE III

                    MERGER CONSIDERATION; CONVERSION OR
                    CANCELLATION OF SHARES IN THE MERGER

3.1   Share Consideration for the Merger; Conversion or Cancellation
        of Shares in the Merger..........................................3
3.2   Payment for Shares in the Merger...................................4
3.3   Dissenting Shares..................................................5
3.4   No Further Rights or Transfers; Cancellation of Treasury
        Shares...........................................................6
3.5   Stock Options......................................................6
3.6   Certain Company and Parent Actions.................................7

                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1   Corporate Organization and Qualification...........................8
4.2   Capitalization.....................................................8


                                    ii


4.3   Subsidiaries and Investments.......................................9
4.4   Authority Relative to this Agreement..............................10
4.5   Consents and Approvals; No Violation..............................11
4.6   SEC Reports; Financial Statements.................................13
4.7   Operations Since Balance Sheet Date...............................13
4.8   Absence of Certain Changes or Events..............................15
4.9   Absence of Undisclosed Liabilities................................16
4.10  Litigation........................................................16
4.11  Proxy Statement...................................................16
4.12  Taxes.............................................................16
4.13  Employee Benefit Plans; Labor Matters.............................17
4.14  Environmental Laws and Regulations................................20
4.15  Real Property.....................................................20
4.16  Intangible Property...............................................20
4.17  Insurance.........................................................21
4.18  Compliance with Laws and Orders...................................21
4.19  Permits...........................................................21
4.20  Intellectual Property.............................................21
4.21  Rights Agreement..................................................22
4.22  Takeover Statutes.................................................22
4.23  Certain Agreements................................................22
4.24  Brokers and Finders...............................................23
4.25  Opinion of Financial Advisor......................................23

                                 ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

5.1   Corporate Organization and Qualification..........................23
5.2   Authority Relative to This Agreement..............................24
5.3   Consents and Approvals; No Violation..............................24
5.4   SEC Reports; Financial Statements.................................25
5.5   Proxy Statement...................................................26
5.6   Financing.........................................................26
5.7   Interim Operations of Newco.......................................26
5.8   Brokers and Finders...............................................27
5.9   Share Ownership...................................................27


                                    iii


                                 ARTICLE VI

                    ADDITIONAL COVENANTS AND AGREEMENTS

6.1   Shareholders Meeting..............................................27
6.2   Conduct of Business of the Company................................28
6.3   No Solicitation of Transactions...................................31
6.4   Reasonable Efforts................................................32
6.5   Access to Information.............................................33
6.6   Publicity.........................................................33
6.7   Indemnification of Directors and Officers.........................33
6.8   Employees.........................................................36
6.9   Transfer of Interests.............................................37
6.10  Employment Plans..................................................37
6.11  Change in Control Matters.........................................37

                                ARTICLE VII

                  CONDITIONS TO CONSUMMATION OF THE MERGER

7.1   Conditions to Each Party's Obligations to Effect the Merger.......38
7.2   Conditions to the Company's Obligations to Effect the Merger......38
7.3   Conditions to the Parent's and Newco's Obligations to
        Effect the Merger...............................................39

                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

8.1   Termination by Mutual Consent.....................................39
8.2   Termination by Either Parent or the Company.......................40
8.3   Termination by Parent.............................................40
8.4   Termination by the Company........................................40
8.5   Effect of Termination.............................................41
8.6   Extension; Waiver.................................................42

                                 ARTICLE IX

                         MISCELLANEOUS AND GENERAL

9.1   Payment of Expenses...............................................42
9.2   Survival of Representations and Warranties; Survival of
        Confidentiality.................................................42


                                    iv


9.3   Modification or Amendment.........................................42
9.4   Waiver of Conditions..............................................43
9.5   Counterparts......................................................43
9.6   Governing Law.....................................................43
9.7   Notices...........................................................43
9.8   Entire Agreement; Assignment......................................45
9.9   Parties in Interest...............................................45
9.10  Certain Definitions...............................................45
9.11  Obligation of Parent..............................................47
9.12  Validity..........................................................48
9.13  Captions..........................................................48


                                     v




                        AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 24, 2000, by and among Telephone and Data Systems, Inc., a Delaware corporation ("Parent"), Singer Acquisition Corp., a Wisconsin corporation and a direct wholly owned subsidiary of Parent ("Newco"), and Chorus Communications Group, Ltd., a Wisconsin corporation (the "Company").


                                  RECITALS

            WHEREAS, the Board of Directors of the Company (the "Board of Directors") has, subject to the conditions of this Agreement, determined that the Merger (as defined below) is in the best interests of the shareholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby in accordance with the Wisconsin Business Corporation Law (the "WBCL"); and

            WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Newco and the Company hereby agree as follows:


                                 ARTICLE I

                    THE MERGER; EFFECTIVE TIME; CLOSING

            1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Company and Newco shall consummate a merger (the "Merger") in which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Wisconsin, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."

            1.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the WBCL and file with the Wisconsin Department of Financial Institutions appropriate articles of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the "Effective Time."

            1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 180.1106 of the WBCL.

            1.4 Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois, at 10:00 a.m. on the first business day following the date on which the last of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree.


                                 ARTICLE II

                           SURVIVING CORPORATION

            2.1  Certificate of Incorporation. The Certificate of
Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving
Corporation.

            2.2 By-Laws. The By-Laws of Newco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

            2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their


                                     2


earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

            2.4 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.


                                ARTICLE III

            MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
                            SHARES IN THE MERGER

            3.1 Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of common stock, each share having no par value, of the Company, together with the associated right to purchase one common share purchase right (a "Right"), issued pursuant to the Rights Agreement, dated as of March 22, 2000, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time (together with the associated Rights, the "Shares") (other than Dissenting Shares (as defined below) and Shares owned by Parent, Newco or any direct or indirect wholly owned Subsidiary of Parent (collectively, "Parent Companies") or any of the Company's direct or indirect wholly owned Subsidiaries or held in the treasury of the Company) shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be cancelled and extinguished and converted into the right to receive from Parent, pursuant to Section 3.2, $36.07 per Share in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, less any required withholding of taxes, upon the surrender of the certificate formerly representing such Share.

                 (b) At the Effective Time, each Share issued and outstanding and owned by any of the Parent Companies or any of the Company's direct or indirect wholly owned Subsidiaries or held in the Company's treasury immediately prior to the Effective Time shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

                 (c) At the Effective Time, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.


                                     3


            3.2 Payment for Shares in the Merger. The manner of making payment for Shares in the Merger shall be as follows:

                 (a) At the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company selected by Parent and reasonably acceptable to the Company (the "Paying Agent") for the benefit of the holders of Shares, the funds necessary to make the payments contemplated by Section 3.1 (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

                 (b) The Paying Agent shall invest the Payment Fund as directed by Parent or Newco in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $200 million, in each case with maturities not exceeding seven days. Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of the aforementioned investments. All earnings thereon shall inure to the benefit of Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 3.1 and this
Section 3.2, Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                 (c) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record (other than holders of certificates representing Dissenting Shares and for Shares referred to in Section 3.1(b)) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Merger Consideration, without any interest thereon, less any required withholding of taxes, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, such Certificates shall represent solely the right to receive the


                                     4


Merger Consideration with respect to each of the Shares represented thereby. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. On and after the Effective Time, until surrendered in accordance with the provisions of this Section 3.2(c), each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive, for each Share represented thereby, the Merger Consideration.

                 (d) Any portion of the Payment Fund made available to the Paying Agent which remains unclaimed by the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former shareholders of the Company shall thereafter look only to Parent for payment of their claim for the Merger Consideration for the Shares.

                 (e) Neither the Paying Agent nor any party to this Agreement shall be liable to any shareholder of the Company or holder of any Option (as defined below) for any Shares, any Options, the Merger Consideration or cash delivered to a public official pursuant to and in accordance with any abandoned property, escheat or similar law.

                 (f) The Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder of the Company or Option holder such amounts as the Company reasonably and in good faith determines are required to be deducted and withheld with respect to the making of such payment under the Code (as defined below), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder or Option holder in respect of which such deduction and withholding was made by the Paying Agent.

            3.3 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment for such shares in accordance with Sections 180.1301 to


                                     5


180.1331 of the WBCL, if such Sections provide for dissenters' rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1, unless and until such holder fails to perfect or withdraws or otherwise loses his or her right to dissent and demand payment under the WBCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his or her right to demand payment, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon, and such Shares shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of Shares and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                 (b) From time to time at or after the Effective Time, Parent shall take all lawful action necessary to make the appropriate cash payments, if any, to holders of Dissenting Shares. Prior to the Effective Time, Parent shall enter into appropriate commercial arrangements to ensure effectuation of the immediately preceding sentence.

            3.4 No Further Rights or Transfers; Cancellation of Treasury Shares. Except for the surrender of the certificate(s) representing the Shares in exchange for the right to receive the Merger Consideration with respect to each Share or the perfection of dissenters' rights with respect to the Dissenting Shares, at and after the Effective Time, the holder of Shares shall cease to have any rights as a shareholder of the Company, and no transfer of Shares shall thereafter be made on the stock transfer books of the Surviving Corporation. Each Share held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist without any conversion thereof pursuant to Section 3.1(b).

            3.5 Stock Options. At the Effective Time, each option ("Option") which has been granted under the Company's 2000 Stock Incentive Plan or any predecessor plans thereto (the "Option Plan") and is outstanding at the Effective Time, whether or not then exercisable, either at the option of the holders thereof:

                 (a) will be exchanged for, and the holder of each such Option will be entitled to receive upon surrender of the Option for cancellation, a lump sum


                                     6


cash payment equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of each such Option; times
(ii) the number of Shares covered by such Option; or

                 (b) shall become and represent an option to purchase such number of Common Shares ("Parent Shares"), par value $1.00 per share of Parent ("Parent Common Stock") (a "Substitute Option") determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by a fraction, the numerator of which is the Merger Consideration and the denominator of which is the Effective Time Market Price of the Parent Shares, at an exercise price per Parent Share (increased to the nearest whole cent) equal to the exercise price per Share subject to such Option immediately prior to the Effective Time divided by a fraction, the numerator of which is the Merger Consideration and the denominator of which is the Effective Time Market Price of the Parent Shares. All other terms and conditions applicable to the Options shall remain unchanged with respect to the Substitute Options, including that the Substitute Options shall be vested and exercisable at any time after the Effective Time. No fractional Parent Shares will be issued upon the exercise of a Substitute Option. In lieu of such issuance, the Parent Shares issuable pursuant to the terms of each Substitute Option shall be rounded to the closest whole Parent Share. After the Effective Time, except as otherwise provided in this Section 3.5, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the Option Plan immediately prior to the Effective Time, after giving effect to the resolutions and other actions described in this Section 3.5(b). Not later than ten days following the Effective Time, Parent shall file a registration statement on Form S-8 or otherwise include in an existing registration statement with respect to the Parent Shares to be issued upon exercise of the Substitute Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as the Substitute Options shall remain outstanding. Prior to the Effective Time, the Board of Directors of the Company shall adopt such resolutions or shall take such other actions as may be required, with respect to the Options subject to this Section 3.5(b), to specifically approve the transactions contemplated by this Section 3.5.

The Company shall use reasonable efforts to obtain the election of the holders of Options prior to the Effective Time.

            3.6 Certain Company and Parent Actions. Prior to the Effective Time, (i) the Company shall take all such steps as may be required to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by Article III of this Agreement by each individual who is


                                     7


subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company and (ii) Parent shall take all such steps as may be required to cause any acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the transactions contemplated by Article III of this Agreement by each individual who is expected to be subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Parent, in either case, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent and Newco that:

            4.1 Corporate Organization and Qualification. Each of the Company and its Subsidiaries (as hereinafter defined in Section 9.10) is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation or foreign limited liability company in each jurisdiction listed on Schedule 4.1 where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Adverse Effect (as hereinafter defined in Section 9.10). Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where failure to have such power and authority would not have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Articles of Incorporation and By-Laws.

            4.2 Capitalization. The authorized capital stock of the Company consists of 25,000,000 Shares of which, as of November 24, 2000, 5,374,726 Shares were issued and outstanding and 40,562.576 Shares were held in the Company's treasury. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the WBCL. As of November 24, 2000, 54,100 Shares were reserved for issuance upon exercise of outstanding awards pursuant to the Option Plan


                                     8


and 239,562.48 Shares were reserved for issuance under the Company's Employee Stock Purchase Plan ("ESPP"). Except as set forth on Schedule 4.2, all outstanding shares of capital stock of the Company's Subsidiaries are owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth on Schedule 4.2, the Company or its wholly owned Subsidiaries own the Limited Partnership Interests free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and on Schedule 4.2 and except for the Rights, there are not as of the date hereof any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries.

            4.3  Subsidiaries and Investments.

                 (a) Schedule 4.3 contains the name, the jurisdiction of incorporation or organization, the authorized share or other equity capital, the number and percentage of issued and outstanding shares or other equity interests of each of the Subsidiaries owned, directly or indirectly, of record or beneficially by the Company or any of the Subsidiaries (naming each such owner), the number of shares of capital stock held as treasury shares and, to the best knowledge of the Company as of the date of this Agreement, the name of the owner and the number and percentage of outstanding shares or other equity interests of each of the Subsidiaries owned of record or beneficially by any other person.

                 (b) True and complete copies of the Certificate or Articles of Incorporation and all amendments thereto and of the By-laws, as amended, of each of the Subsidiaries that is a corporation and the partnership or operating agreement of each of the Subsidiaries that is a partnership or a limited liability company have been delivered or made available to Parent.

                 (c) All of the outstanding capital stock of each of the Subsidiaries of the Company is validly issued, fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the WBCL. Except as set forth in this Agreement and in Schedule 4.3, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character (i) relating to the issuance, sale, purchase or


                                     9


redemption of any capital stock, partnership interest or other equity interest of any of the Subsidiaries of the Company, or (ii) requiring the Company or any of its Subsidiaries to purchase any capital stock, partnership interest or other equity interest held by others. None of the issued and outstanding shares of capital stock or partnership interests or other equity interests of any Subsidiary of the Company has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in this Agreement and in Schedule 4.3, there are no voting trust agreements or any other similar contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, ownership or transfer rights of any shares of capital stock or partnership interests or other equity interests of any Subsidiary of the Company. Except as set forth in Schedule 4.3, the Company and/or its Subsidiaries have good and valid title to, and beneficial ownership of, the shares, partnership interests or other equity interests shown on Schedule 4.3 as being owned by each of them, free from all encumbrances.

            4.4 Authority Relative to this Agreement. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares in accordance with the WBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (b) The Board of Directors has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated herein, including but not limited to all actions required to (i) render the provisions of Section 180.1141 of the WBCL restricting business combinations with "interested stockholders" inapplicable to such transactions and (ii) prevent the Rights from distributing or becoming exercisable pursuant to the Rights Agreement as a result of such transactions.


                                    10


            4.5 Consents and Approvals; No Violation. (a) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will:

                     (i) conflict with or result in any breach of any provision of or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon, the respective Amended and Restated Articles of Incorporation, By-Laws or any limited partnership or operating agreements of the Company or any of its Subsidiaries or any limited partnerships;

                     (ii) except as set forth on Schedule 4.5(ii), conflict with or result in any breach of any provision of any limited partnership agreement with respect to the Limited Partnership Interests;

                     (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Exchange Act, (C) the filing of the articles of merger pursuant to the WBCL and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), (E) such filings and consents as may be required by the Federal Communications Commission (the "FCC") or the rules and regulations promulgated by the FCC (the "FCC Rules"), the Minnesota Public Utilities Commission (the "MPUC") or the rules and regulations promulgated by the MPUC (the "MPUC Rules") and the Wisconsin Public Service Commission ("WPSC") or the rules and regulations promulgated by the WPSC (the "WPSC Rules"), (F ) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (G) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (H) where the failure


                                    11


      to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate have a Company Material Adverse Effect, or (I) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Parent and/or Newco;

                     (iv) except as set forth in Schedule 4.5(a)(iv), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Company Material Adverse Effect; or

                     (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section
      4.5 are duly and timely obtained or made and, with respect to the Merger, the approval of the Merger and this Agreement by the Company's shareholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations which would not individually or in the aggregate have a Company Material Adverse Effect.

                 (b) The affirmative vote of a majority of the voting power of the outstanding Shares in favor of the approval and adoption of this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's or its Subsidiaries' securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.


                                    12


            4.6  SEC Reports; Financial Statements.

                 (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1999, pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which, as of their respective dates, complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Company SEC Reports"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

            4.7  Operations Since Balance Sheet Date.

                 (a) Except as set forth in Schedule 4.7(a), since September 30, 2000 until the date of this Agreement, there has been no damage, destruction or loss, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the Company's material assets or its business.

                 (b) Except as set forth in Schedule 4.7(b) and except with respect to the actions of the Company resulting in this Agreement, since September 30, 2000 until the date of this Agreement, the Company has conducted its business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since September 30, 2000 until the date of this Agreement, except as set forth in such Schedule, the Company has not:


                                    13


                     (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, except in the ordinary course of business consistent with past practice, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

                     (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities, or borrowed or agreed to borrow any funds, other than in the ordinary course of business consistent with past practice;

                     (iii) paid any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business consistent with past practice;

                     (iv) except with respect to the declaration on November 24, 2000, of a $0.16 dividend payable per Share, declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest, except in each case as provided herein;

                     (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any material agreement;

                     (vi) cancelled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

                     (vii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

                     (viii) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or


                                    14


      the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

                     (ix) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

                     (x) made or committed to make any material disposition of assets of the Company and its Subsidiaries;

                     (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

                     (xii) allowed the levels of inventory of the Company to vary in any material respect from the levels customarily maintained in its business;

                     (xiii) instituted any material increase in any compensation payable to any employee of the Company except in the ordinary course of business or, except as set forth in Schedule 4.7(b)(xiii), in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company, except in each case as required by any Company Plan (as defined in Section 4.13 of this Agreement);

                     (xiv) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the September 30, 2000 balance sheet contained in the Company SEC Reports and the related statements of income, stockholders' equity and cash flow for the twelve months ended September 30, 2000.

            4.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, as set forth in the schedules to this Agreement or as contemplated by this Agreement, since September 30, 2000, the Company has not suffered any Company Material Adverse Effect and to the knowledge of the Company as of the date


                                    15


of this Agreement no fact or condition exists which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

            4.9 Absence of Undisclosed Liabilities. Except as reflected in the Company SEC Reports or set forth on Schedule 4.9, or except as would not individually or in the aggregate reasonably likely have a Company Material Adverse Effect, the Company has no accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof, whether accrued, to become due, contingent, or otherwise.

            4.10 Litigation. Except as disclosed in the Company SEC Reports or on Schedule 4.10, (i) to the knowledge of the Company as of the date of this Agreement, there are no actions, claims, suits, proceedings and governmental investigations ("Proceedings") pending or threatened against the Company and/or its Subsidiaries and (ii) there are no Proceedings against the Company and/or its Subsidiaries which would individually or in the aggregate reasonably likely have a Company Material Adverse Effect.

            4.11 Proxy Statement. Any proxy, information statement or similar materials distributed to the Company's shareholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement") will comply in all material respects with applicable federal securities laws, and the Proxy Statement will not, at the time that it or any amendment or supplement thereto is mailed to the Company's Shareholders, at the time of the Shareholders Meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that no representation is made by the Company with respect to information supplied by Newco or Parent for inclusion in the Proxy Statement.

            4.12  Taxes.

                 (a) Tax Returns. For all years for which the applicable statutory period of limitation has not expired, the Company has timely and properly filed, and will through the date of the Closing timely and properly file, all material federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were or (in the case of returns not yet due but due on or before the date of the Closing, taking into account any valid extension of the time for filing) will be required to be filed. The


                                    16


Company has paid all taxes (including interest and penalties) and withholding amounts owed by it, except where the failure to pay such taxes or withholding amounts would not individually or in the aggregate have a Company Material Adverse Effect. As of the date of this Agreement, no material, unpaid tax deficiencies have been proposed or assessed against the Company and no material tax deficiencies, whether paid or unpaid, have been proposed or assessed against the Company since December 31, 1997. Except as set forth in Schedule 4.12, the Company is not liable for any taxes attributable to any other Person, whether by reason of being a member of another affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise.

                 (b) Audits. Except as set forth in Schedule 4.12, the Company has not consented to any extension of the statute of limitation with respect to any open federal, state or local tax returns.

                 (c) Liens. Except as set forth in Schedule 4.12, there are no tax liens upon any property or assets of the Company except for liens for current taxes not yet due and payable.

                 (d) Withholding Taxes. The Company has properly withheld and timely paid substantially all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed except where the failure to file would not individually or in the aggregate have a Company Material Adverse Effect. The Shares are of a class of stock that is regularly traded on an established securities market within the meaning of Section 1445 of the Code.

                 (e) Other Representations. The Company (i) has not made and will not make any elections under Section 341(f) of the Code and (ii) has not made any payment (and is not obligated to make any payment) that will be nondeductible under Section 280G of the Code.

            4.13  Employee Benefit Plans; Labor Matters. (a) Set forth in
Schedule 4.13(a) is a true and complete list of each of the following maintained by the Company, any Subsidiary or any ERISA Affiliate, or with respect to which the Company, any Subsidiary or any ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company, any Subsidiary or any ERISA Affiliate due to such employment (the "Company Plans"): (i) each "employee pension benefit plan" (as such term is defined


                                    17


in Section 3(2) of ERISA) ("Pension Plan"), (ii) each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) and (iii) each employee benefit plan, program or arrangement that is not subject to ERISA, including without limitation any retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral. Except for the Mid-Plains Telephone, Inc. Retirement Plan, which was terminated in compliance with ERISA and the Code and for which all benefit obligations and expenses were paid in full, none of the Company, any Subsidiary or any ERISA Affiliate currently maintains or is required to contribute to or make any payments in respect of, or has at any time maintained or been required to contribute to or make any payments in respect of, (i) any Pension Plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or
(ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) ("Multiemployer Plan").

                 (b) With respect to the Company Plans, except as set forth in Schedule 4.13(b) or the Company SEC Reports and except as would not individually or in the aggregate have a Company Material Adverse Effect:
(i) each Company Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter that is reasonably likely to affect the qualified status of such Company Plan; (ii) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (iii) none of the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no fact or event exists that is reasonably likely to give rise to any such liability; (iv) there is no pending or, to the knowledge of the Company, threatened claim, suit or grievance in respect of any of the Company Plans other than claims for benefits in the ordinary course of business; and (v) all material contributions, reserves or premium payments for the Company Plans accrued to the date of this Agreement have been made or provided for.

                 (c) Except as to Multiemployer Plans (as to which this representation and warranty is made only to the knowledge of the Company), none of the Company, any Subsidiary or, to the knowledge of the Company, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with


                                    18


respect to any Company Plan that could subject any such plan (or its related trust), the Company or any Subsidiary or any officer, director or employee of any of the foregoing to a material penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

                 (d) Except as set forth in Schedule 4.13(d), neither the Company nor any Subsidiary maintains or contributes to any employee welfare benefit plan which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA. Any employee welfare benefit plan set forth in Schedule 4.13(d) as described in the previous sentence can be amended or terminated at any time in the future.

                 (e) Except as set forth in Schedule 4.13(e) and except as would not individually or in the aggregate reasonably likely have a Company Material Adverse Effect, (i) the Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing and (ii) there is no pending or, to the knowledge of the Company, threatened claim, suit, arbitration, grievance or investigation regarding employment matters against the Company or any Subsidiary. Except as set forth in Schedule 4.13(e), as of the date of this Agreement, (x) there is no unsatisfied award, judgment or other final resolution of a dispute regarding employment matters against the Company or any Subsidiary that requires continuing compliance therewith or that individually or in the aggregate constitutes a material liability or (y) neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. As of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which would interfere with the respective business activities of the Company or its Subsidiaries, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect and, to the knowledge of the Company as of the date of this Agreement, there is no pending or threatened union organizing or election activities involving any non-union employees of the Company or any Subsidiary.

                 (f) As used herein, "ERISA Affiliate" shall mean (i) any corporation which at any time on or before the Effective Time is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Effective Time is or was under


                                    19


common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the Effective Time is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) of this paragraph or any partnership, trade or business described in clause (ii) of this paragraph.

            4.14 Environmental Laws and Regulations. As of the date of this Agreement, except as set forth in Schedule 4.14, (i) the Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Company Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law which is reasonably likely to have a Company Material Adverse Effect.

            4.15 Real Property. Except as set forth on Schedule 4.15, the Company and its Subsidiaries have good, valid and marketable title to all of their real property (other than properties which are leased), free and clear of all liens, mortgages, and other encumbrances and defects of title of any nature whatsoever, except for Permitted Liens. Except as set forth on Schedule 4.15, (i) no person or entity has any right or option to purchase, lease, sublease or license the real property or any portion thereof; and (ii) the use of the real property is permitted in all material respects under applicable laws, ordinances, rules, or regulations and is in conformity in all material respects with such as of the date of this Agreement.

            4.16 Intangible Property. The Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and its Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. As of the date of this Agreement, except as disclosed on Schedule 4.16, there are no claims pending or, to the Company's knowledge, threatened, that the Company or any Subsidiary is in violation of any such intangible property rights of any third party which is reasonably likely to have a Company Material Adverse Effect.


                                    20


            4.17 Insurance. Schedule 4.17 sets forth a true and complete list of all material policies of insurance that are in full force and effect.

            4.18 Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.12, 4.13 and 4.14, neither the Company nor any Subsidiary is in violation of or in default under any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority ("Laws") or writ, judgment, decree, injunction or similar order of any governmental or regulatory authority, in each case, whether preliminary or final, ( an "Order") applicable to the Company or any Subsidiary or any of their respective assets and properties the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have a Company Material Adverse Effect.

            4.19  Permits.

                 (a) The Company owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Entities which are reasonably necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Governmental Permits"). Complete and correct copies of all of the Governmental Permits have heretofore been delivered or made available to Parent.

                 (b) Except as set forth in Schedule 4.19, (i) the Company has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any material respect the rights of the Company under any such Governmental Permit; and (ii) no notice of cancellation, of default or of any material dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Company as of the date of this Agreement.

            4.20 Intellectual Property. The Company and its Subsidiaries have all rights in all patents, patent rights, trademarks, trade names, trade dress, logos, service marks, copyrights, know how and other proprietary intellectual property rights and


                                    21


computer programs held or used by the Company or its Subsidiaries ("Intellectual Property Rights") reasonably necessary to carry out the current activities of the Company and its Subsidiaries. Except where the failure to be true would not individually or in the aggregate reasonably likely have a Company Material Adverse Effect, the Intellectual Property Rights do not infringe on any proprietary right of any person and no claims
(x) challenging the validity, effectiveness or ownership by the Company or its Subsidiaries of any of the Intellectual Property Rights, or (y) to the effect that the Intellectual Property Rights infringe or will infringe any intellectual property or other proprietary right of any person have been asserted or, to the Company's knowledge, are threatened by any person nor to the Company's knowledge are there any valid grounds for any bona fide claim of any such kind. To the best of the Company's knowledge, as of the date of this Agreement, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee or former employee of the Company or its Subsidiaries.

            4.21 Rights Agreement. Assuming the accuracy of Parent's and Newco's representations in Section 5.9 of this Agreement, neither the execution nor the delivery of this Agreement will result in a "Distribution Date" or "Shares Acquisition Date" (as defined in the Rights Agreement). The Company has irrevocably taken all actions necessary to make the Rights inapplicable to the Merger and the transactions contemplated hereby.

            4.22 Takeover Statutes. The Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the other transactions contemplated by this Agreement, the provisions of Sections 180.1140 to 180.1144 of the WBCL. Assuming the accuracy of the representation and warranty set forth in Section 5.9, no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation (each a "Takeover Statute"), is applicable to the Company, the Shares, the Merger or the transactions contemplated hereby. The Company makes no representation or warranty concerning the applicability of any Takeover Statute other than those Takeover Statutes existing under the WBCL.

            4.23 Certain Agreements. Except as set forth in Schedule 4.23, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this


                                    22


Agreement. Except as described in Schedule 4.23 or except for any such as would not result in a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Except as set forth in Schedule 4.23, there are no amounts payable by the Company or its Subsidiaries to any officers of the Company or its Subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination.

            4.24 Brokers and Finders. Except for the fees and expenses payable to Legg Mason Wood Walker, Incorporated, which fees and expenses are reflected in its agreement with the Company, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

            4.25 Opinion of Financial Advisor. The Company has received the opinion of Legg Mason Wood Walker, Incorporated, dated November 24, 2000, to the effect that, as of such date, the cash consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.


                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND NEWCO

            Each of Parent and Newco represent and warrant jointly and severally to the Company that:

            5.1 Corporate Organization and Qualification. Each of Parent and its Subsidiaries and Newco is a corporation duly organized, validly existing and in good


                                    23


standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby. Each of Parent and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted except where failure to have such power and authority would not have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby. Parent and Newco have heretofore made available to the Company complete and correct copies of their respective Certificate of Incorporation and By-Laws.

            5.2 Authority Relative to This Agreement. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Newco and by Parent as sole shareholder of Newco, and no other corporate proceedings on the part of Parent and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            5.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Newco nor the consummation by Parent and Newco of the transactions contemplated hereby will:

                 (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or the By-Laws, respectively, of Parent or Newco;


                                    24


                 (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Exchange Act,
(iii) the filing of the articles of merger pursuant to the WBCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (iv) such filings and consents as may be required by the FCC or the FCC Rules, the MPUC or the MPUC Rules and the WPSC or the WPSC Rules, (v) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (vi) such filings, consents, approvals, orders, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or any of its Subsidiaries conducts any business or owns any assets,
(vii) such filings and consents as may be required under any local government environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement or (viii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby;

                 (c) except as set forth in Schedule 5.3(c), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby; or

                 (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets, except for violations which would not individually or in the aggregate have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby.

            5.4  SEC Reports; Financial Statements.


                                    25


                 (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1999 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Parent SEC Reports"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

            5.5 Proxy Statement. None of the information supplied by Parent or Newco in writing for inclusion in the Proxy Statement will, at the time that it or any amendment or supplement thereto is mailed to the Company's shareholders, at the time of the Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            5.6 Financing. Parent or Newco will have sufficient cash and/or cash equivalents available at the Effective Time to pay the aggregate
Merger Consideration and all other funds necessary to consummate the Merger, the Agreement and the other transactions contemplated hereby.

            5.7 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                    26


            5.8 Brokers and Finders. Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

            5.9 Share Ownership. Neither Parent nor Newco is an "interested stockholder" as such term is defined in Section 1140(8)(a) of the WBCL or a "significant shareholder" as such term is defined in Section 1130(11) of the WBCL.


                                 ARTICLE VI

                    ADDITIONAL COVENANTS AND AGREEMENTS

            6.1 Shareholders Meeting. The Company, acting through the Board of Directors, shall:

                 (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders Meeting"), to be held as soon as practicable after the date hereof, for the purpose of considering and taking action upon this Agreement;

                 (b) include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval and adoption of this Agreement; notwithstanding anything to the contrary in this Agreement, the Board of Directors may withdraw, modify or amend its recommendation if in the good faith opinion of the Board of Directors, after consultation with counsel, such recommendation is reasonably determined to be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; any such withdrawal, modification or amendment shall not constitute a breach of this Agreement; and

                 (c) use all reasonable efforts to promptly prepare and file with the Securities and Exchange Commission (the "SEC") the Proxy Statement and (A) obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Newco, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date hereof and (B) obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby unless, in the


                                    27


good faith opinion of the Board of Directors after consultation with its counsel, obtaining such approvals might be inconsistent with its fiduciary duties to the Company's shareholders under applicable law.

            At such meeting, Parent and Newco will vote all Shares, if any, owned by them in favor of approval and adoption of this Agreement and the transactions contemplated hereby.

            6.2  Conduct of Business of the Company.

            The Company agrees that during the period from the date of this Agreement to the Effective Time (unless the other party shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or as set forth in Schedule 6.2, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent:

                 (a) except for shares to be issued or delivered pursuant to the Option Plan or pursuant to the ESPP, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

                 (b) except pursuant to the Company's stock-based employee benefit plans, redeem, purchase


                                    28


or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Shares, provided, however, that the Company may in its discretion redeem the outstanding Rights at any time;

                 (c) split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Shares or otherwise make any payments to shareholders in their capacity as such, other than the declaration and payment of regular quarterly cash dividends in accordance with past dividend policy (except that the Company shall not declare, set aside for payment or pay any such dividend in respect of the Company's first two fiscal quarters of 2001 and shall not pay any such dividend prior to September 30, 2001) and except for dividends by a wholly owned Subsidiary of the Company;

                 (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive subsidiary (other than the Merger);

                 (e) adopt any amendments to its Amended and Restated Articles of Incorporation, By-Laws or except as necessary in connection with the transactions contemplated by Sections 6.9(a) and 6.9(b), operating agreement or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

                 (f) except as otherwise contemplated or permitted by this Agreement, make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets or securities, other than in the ordinary course of business consistent with past practice;

                 (g) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned Subsidiary of the Company;

                 (h) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business and in accordance with past practice;


                                    29


                 (i) except as set forth on Schedule 6.2(i), pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director or officer, whether past or present;

                 (j) except as set forth on Schedule 6.2(j), enter into any new or materially amend any existing employment or severance or termination agreement with any director, officer or key employee;

                 (k) except as set forth on Schedule 6.2(k) or as may be required to comply with applicable law or as may be required by those items listed on Schedule 4.13(e), become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

                 (l) settle or compromise any material tax claim, file any material amended tax return or claim for refund, or file any tax return incorporating a material position, election or method of accounting inconsistent with a position, election or method incorporated in past tax returns, except as required by law;

                 (m) except in the ordinary course of business consistent with past practice, (i) lease, sublease, license, sublicense, transfer, mortgage, encumber its or any of its Subsidiaries' real or personal property or (ii) acquire or permit any of its Subsidiaries to acquire any real property;

                 (n) except as set forth in Schedule 6.2(n), make capital expenditures; or

                 (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.


                                    30


            6.3  No Solicitation of Transactions.

                 (a) Except as contemplated or as otherwise permitted by this Agreement or pursuant to the exercise of Options or pursuant to the ESPP, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Subsidiary to (i) solicit or initiate, encourage, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any person other than Parent, Newco or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of any of the assets of the Company and its Subsidiaries, or any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction (a "Competing Transaction"); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing sentence, if the Company receives a bona fide, written proposal or offer for a Competing Transaction by a Third Party, which the Board of Directors determines in good faith (after consulting the Board of Directors' independent financial advisor) (A) is reasonably likely to result in terms which are more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement and (B) is reasonably capable of being consummated (provided that the Company, including the Board of Directors, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) (a "Superior Competing Transaction"), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.3(b), furnish information with respect to the Company and its Subsidiaries to, and participate in discussions and negotiations directly or through its representatives with, such Third Party. The Company shall not be permitted to waive the provisions of any "standstill" agreement between the Company and a Third Party and shall be required to use all reasonable efforts to enforce the provisions of any such "standstill" agreement. Nothing contained in this Agreement shall prevent the Board of Directors from complying with


                                    31


Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.
Notwithstanding anything to the contrary contained in this Section 6.3, nothing herein shall limit the ability of the Company or its Subsidiaries to carry out the actions set forth in Section 6.9.

                 (b) The Company shall advise Parent orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company and (ii) the material terms of such Competing Transaction. The Company will keep Parent reasonably informed of the status and details of any such Competing Transaction proposal or inquiry in a timely manner.

            6.4  Reasonable Efforts.

                 (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, (i) filings under the HSR Act and any other submissions requested by the FCC, Federal Trade Commission , Department of Justice, MPUC or WPSC and (ii) such filings, consents, approvals, orders registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the shareholders of any or all of the Company, Newco and Parent. Consistent with the foregoing, the parties shall use all reasonable efforts to cooperate in the planning of any dispositions of assets or operations that may be undertaken prior to and in contemplation of the Merger, including planning to mitigate the tax costs of any such dispositions.

                 (b) Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.4 if in the good faith opinion of the Board of Directors after consultation with its counsel such actions are reasonably determined to be inconsistent with its fiduciary duties to the Company's shareholders under applicable law.


                                    32


            6.5 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Representatives"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this
Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement, dated October 12, 2000 (the "Confidentiality Agreement"), by and between the Company and Parent shall apply with respect to information furnished by the Company, its Subsidiaries and the Company's officers, employees, counsel, accountants and other authorized representatives hereunder.

            6.6 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

            6.7  Indemnification of Directors and Officers.

                 (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company or any Subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint


                                    33


venture, trust or other enterprise or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Company, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts,
(B) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and the Company, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received and (C) the Company and the Surviving Corporation will, and Parent will cause the Surviving Corporation to, use their commercially reasonable efforts to assist in the defense of any such matter; provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided, that the failure to so notify shall not affect the obligations of the Company and


                                    34


the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

                 (b) Parent and Newco agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company and the Subsidiaries of the Company in the Amended and Restated Articles of Incorporation and By-Laws of the Company as in effect as of the date hereof with respect to matters occurring at or prior to the Effective time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the disposition of such Claim. For a period of six years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than one-hundred-percent (100%) of the amount of existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than one-hundred-percent (100%) of the amount of existing coverage, than the policies which are currently maintained by the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than two-hundred-percent (200%) of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than two-hundred-percent (200%) of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of two-hundred-percent (200%) of the current annual premium shall be obtained.

                 (c) This Section 6.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.7.

                 (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns and


                                    35


transferees of the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7.

                 (e) To the extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

            6.8  Employees.

                 (a) Except as set forth on Schedule 6.8(a), Parent agrees to provide or cause to be provided to at least December 31, 2002 employee benefit plans, programs, arrangements and policies for the benefit of employees of the Company and its Subsidiaries that in the aggregate for all employees of the Company and its Subsidiaries as a group (and not as to any individual employee) are substantially similar to the Company Plans and no less favorable in the aggregate than those employee benefit plans, programs, arrangements and policies for the benefit of similarly situated employees of Parent and/or its Subsidiaries. In the case of benefit plans and programs under which benefits are paid or determined by reference to the value of Shares, Parent agrees that such benefits shall be paid or determined by reference to the value of shares of Parent Common Stock in an equitable manner. All service credited to each employee by the Company through the Effective Time shall be recognized by Parent and/or its Subsidiaries for all purposes, including for purposes of eligibility, vesting and benefit accruals under any employee benefit plan provided by Parent and/or its Subsidiaries for the benefit of the employees, except that no credit shall be given for benefit accruals which would require any contribution to or benefits under any or all of Parent's pension plans for periods prior to the Effective Time or would result in duplication of benefits. Without limiting the foregoing, neither Parent nor any of its Subsidiaries shall treat any Company employee as a "new" employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and will make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result.

                 (b) Parent and the Surviving Corporation hereby agree to honor (without modification except as set forth on Schedule 6.8(b)) and assume the employment agreements, executive severance agreements and individual benefit arrangements listed on Schedule 6.8(b), all as in effect at the Effective Time. It is understood and agreed by the parties hereto that a termination of employment by an "Executive" after the Effective Time and within 36 calendar months after a "Change of Control" shall meet the standard of a "Good Reason" termination (as such terms are used and/or defined in the executive severance agreements set forth in Schedule 6.8(b)).


                                    36


                 (c) Parent and the Surviving Corporation hereby agree to continue in effect the obligations under the Company's Supplemental Executive Retirement Plan and its related trust for the greater of: (i) not less than two years following the Effective Time and (ii) the time periods required under their respective terms; provided that the Parent's or the Surviving Corporation's obligations to accrue or credit benefits on behalf of a participant under the Company's Supplemental Executive Retirement Plan or make contributions under its related trust shall terminate in the year of the participant's death or the participant's termination of his employment with Mid-Plains, Inc.

                 (d) Parent and the Surviving Corporation hereby agree to continue in effect the sick pay banking policy referred to in the Mid-Plains, Inc. employee handbook.

            6.9  Transfer of Interests.

                 (a) The Company hereby agrees to cause the transfer of its interest in PCS Wisconsin, LLC prior to the Closing as set forth in
Schedule 6.9(a).

                 (b) The Company hereby agrees to cause the transfer of its interest in Madison SMSA Limited Partnership prior to the Closing as set forth in Schedule 6.9(b).

            6.10 Employment Plans. On or before December 31, 2000 the Company shall amend the Company ESPP to provide that no Shares will be offered for sale under such plan after that date.

            6.11 Change in Control Matters. The Company shall not take any action that will trigger the provisions of Section 11 of that certain Joint Venture Agreement dated September 23, 1999, between HBC Telecom, Inc. and Hiawatha Broadband Communications, Inc.


                                    37


                                ARTICLE VII

                  CONDITIONS TO CONSUMMATION OF THE MERGER

            7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. The Merger and this Agreement shall have been duly approved by the shareholders of the Company in accordance with applicable law and the Amended and Restated Articles of Incorporation of the Company.

                 (b) Injunction. There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use its reasonable efforts to have any such decree, ruling, injunction or order vacated.

                 (c) Governmental Filings and Consents. All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to have a Parent Material Adverse Effect (assuming the Merger had taken place), and the waiting periods under the HSR Act shall have expired or been terminated.

            7.2 Conditions to the Company's Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                 (a) The representations and warranties of Parent and Newco contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and


                                    38


correct as of such date), and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

                 (b) Parent and Newco shall have performed and complied with in all material respects their obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

            7.3 Conditions to the Parent's and Newco's Obligations to Effect the Merger. The obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                 (a) The representations and warranties of the Company contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and the Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                 (b) The Company shall have performed and complied with in all material respects its obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

                 (c) Rights Agreement. No Distribution Date or Shares Acquisition Date (as defined in the Rights Agreement) shall have occurred.


                                ARTICLE VIII

                       TERMINATION; AMENDMENT; WAIVER

            8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of Parent and the Company.


                                    39


            8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company if (i) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable or (ii) the Company Shareholder Approval shall not have been received at the Shareholders Meeting duly called and held, or (iii) the Effective Time shall not have occurred on or before September 29, 2001 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this Section 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to purchase.

            8.3 Termination by Parent. This Agreement may be terminated by Parent prior to the Effective Time, if (i) the Company shall have failed to perform in any material respect any of its material obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within thirty (30) days after the receipt by the Company of written notice of such failure, (ii) any representation or warranty of the Company contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to have a Company Material Adverse Effect; provided, that such failure to be true and correct is not cured, or is incapable of being cured, within thirty (30) days after the receipt by the Company of written notice of such failure or (iii) the Board of Directors withdraws or materially modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Newco or (iv) a Distribution Date or a Shares Acquisition Date (each as defined in the Rights Agreement) shall have occurred.

            8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned at any time prior to the Effective Time if (i) Newco or Parent shall have failed to perform in any material respect any of their material obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within thirty (30) days after the receipt by Parent of written notice of such failure, (ii) any representation or warranty of Newco or Parent contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and


                                    40


correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to adversely effect Parent's or Newco's ability to complete the Merger; provided, that such failure to be true and correct is not cured, or is incapable of being cured, within thirty (30) days after receipt by Parent of written notice of such failure or (iii) the Board of Directors withdraws or materially modifies or changes its recommendation of this Agreement or the Merger if there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction; provided, that it shall be a condition to termination pursuant to this Section 8.4(iii) that the Company shall have made the payment of the fee to Parent required by Section 8.5(b).

            8.5 Effect of Termination. (a) In the event of the termination and abandonment of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 8.5 and the provisions of Sections 9.1 and 9.2 and the last two sentences of Section
6.5. Nothing contained in this Section 8.5 shall relieve any party from liability for any willful breach of any covenant or other agreement contained in this Agreement.

                 (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

                     (i)   by Parent pursuant to Section 8.3(iii);

                     (ii)  by the Company pursuant to Section 8.4(iii); or

                     (iii) by either Parent or the Company pursuant to
                           Section 8.2(ii) if prior to such termination the Company receives a proposal or offer for a Superior Competing Transaction in circumstances where within one year after the termination of this Agreement pursuant to this Section 8.5(b)(iii) (A) the Company enters into a definitive agreement in respect of, or approves or recommends such Superior Competing Transaction, or (B) agrees or resolves to do the foregoing, then the Company shall make payment to Parent by wire transfer of immediately available funds of a fee in the amount equal to three (3) percent of the aggregate Merger Consideration, in the case of clause (i) above, within two business days following such termination, or, in the case of clause (ii) above, concurrently with such termination, or,


                                    41


in the case of clause (iii) above, not later than the earliest of the date of such definitive agreement, approval, recommendation, agreement or resolution.

            8.6 Extension; Waiver. At any time prior to the Effective Time, each of Parent, Newco and the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                 ARTICLE IX

                         MISCELLANEOUS AND GENERAL

            9.1 Payment of Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that Parent shall pay any and all transfer taxes (including, without limitation, any real property gains taxes), if any, for which the shareholders of the Company are liable as a result of the transactions contemplated by this Agreement.

            9.2 Survival of Representations and Warranties; Survival of Confidentiality. The representations and warranties made herein shall not survive beyond the earlier of (i) termination of this Agreement or (ii) the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

            9.3 Modification or Amendment. Subject to the applicable provisions of the WBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this


                                    42


Agreement by the shareholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders.

            9.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

            9.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

            9.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

                 (a) If to the Company, to

                     Chorus Communications Group, Ltd.
                     8501 Excelsior Drive
                     Madison, Wisconsin 53717
                     Attention: Mr. Dean W. Voeks
                     (608) 826-4200 (telephone)
                     (608) 826-4958 (telecopier)


                                    43


                     with copies to:

                     Chorus Communications Group, Ltd.
                     8501 Excelsior Drive
                     Madison, Wisconsin 53717
                     Attention: Grant B. Spellmeyer, Esq.
                     (608) 826-4440 (telephone)
                     (608) 826-4958 (telecopier)

                     and

                     Skadden, Arps, Slate, Meagher
                       & Flom (Illinois)
                     333 West Wacker Drive
                     Chicago, Illinois 60606
                     Attention:  Gary P. Cullen, Esq.
                     (312) 407-0700 (telephone)
                     (312) 407-0411 (telecopier)

                 (b) If to Parent or Newco, to

                     Telephone and Data Systems, Inc.
                     30 North LaSalle Street, Suite 4000
                     Chicago, Illinois 60602
                     Attention: Mr. Scott H. Williamson
                     (312) 630-1900 (telephone)
                     (312) 630-9299 (telecopier)


                                    44


                     with a copy to:

                     Sidley & Austin
                     Bank One Plaza
                     10 South Dearborn Street
                     Chicago, Illinois  60603
                     Attention:  Michael G. Hron, Esq.
                     (312) 853-7000 (telephone)
                     (312) 853-7036 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

            9.8 Entire Agreement; Assignment. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

            9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.7 shall inure to the benefit of and be enforceable by the Indemnified Parties.

            9.10  Certain Definitions. As used herein:

                 (a) An "Affiliate" of, or a person "affiliated" with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                 (b) "Company Material Adverse Effect" shall mean any change, effect or circumstance that is adverse to the business, properties, financial condition or results of operations of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole but shall not include any change, effect


                                    45


or circumstance arising from the execution, delivery or performance of this Agreement or any change, effect or circumstance that is generally applicable to or in (i) the telecommunications industry generally including, without limitation, the adoption or implementation of regulatory changes or the issuance of additional licenses for the provision of wireless telecommunications services, (ii) the United States economy or the economy generally prevailing in the jurisdictions where the Company does business, or (iii) the United States or global financial or capital markets.

                 (c) "Effective Time Market Price" means with respect to one share of Parent Common Stock, the average of the Mean Price (calculated on a weighted average based upon the volume of shares traded on each day) for such share during the period of the first twenty (20) trading days out of the last thirty (30) trading days ending on the trading day prior to the Effective Time.

                 (d) "Governmental Entity" shall mean any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including the FCC, MPUC, WPSC and other public utility or service commission or similar agency.

                 (e) "Limited Partnership Interest" shall mean the Company's indirect ownership of a 2% limited partnership interest in Wisconsin RSA #8 and an 18.132% limited partnership interest in Madison SMSA Limited Partnership.

                 (f) "Mean Price" means, on any day in which shares are traded on the American Stock Exchange, the average of the high and low trading prices for which one share of common stock of Parent is traded on the American Stock Exchange as reported by The Wall Street Journal.

                 (g) "Parent Material Adverse Effect" shall mean any change, effect or circumstance that is adverse to the business, properties, financial condition or results of operations of Parent or any of its Subsidiaries which is material to Parent and its Subsidiaries, taken as a whole but shall not include any change, effect or circumstance arising from the execution, delivery or performance of this Agreement or any change, effect or circumstance that is generally applicable to or in (i) the telecommunications industry generally including, without limitation, the adoption or implementation of regulatory changes or the issuance of additional licenses for the provision of wireless telecommunications services, (ii) the United States economy or the economy generally prevailing in the jurisdictions where the Company does business, or (iii) the United States or global financial or capital markets.


                                    46


                 (h) "Permitted Liens" shall mean any (i) (A) platting, subdivision, zoning, building and other similar legal requirements which are not violated by the buildings, structures and other improvements located thereon, (B) easements, restrictive covenants, rights-of-way, leases, encroachments and other encumbrances and agreements (other than contracts or options pursuant to which any property owned by the Company or its Subsidiaries is or may be required to be sold), whether or not of record, (C) reservations of coal, oil, gas, minerals and mineral interests, whether or not of record, and (D) minor imperfections of title, none of which items set forth in this clause (i), individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;
(ii) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords', or other like liens securing obligations that are not delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and in respect of which the Company has created adequate reserves or which have been bonded; (iii) liens for Taxes and other governmental charges, assessments or fees which are not yet due and payable or which are being contested in good faith by appropriate proceedings and in respect of which the Company, if required pursuant to generally accepted accounting principles, has created adequate reserves or which have been bonded; (iv) liens in favor of a landlord of leased property (A) created by operation of statutory or common law, (B) encumbering personal property located at such leased property, and (C) which do not secure any rents or other payments that are past due as of the date hereof or the Effective Time and in respect of which the Company, if required pursuant to generally accepted accounting principles, has created adequate reserves or which have been bonded; and (v) liens encumbering the landlord's interest under leased property and in respect of which the Company, if required pursuant to generally accepted accounting principles, has created adequate reserves or which have been bonded.

                 (i) "Subsidiary" shall mean, when used with reference to any entity, any corporation, partnership, joint venture, limited liability corporation or other entity in which the former entity owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or equity interests or is a general partner.

            9.11 Obligation of Parent. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.


                                    47


            9.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

            9.13 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


                                    48


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                    CHORUS COMMUNICATIONS GROUP, LTD.


                                    By: /s/ Dean W. Voeks
                                       ________________________________
                                       Name:
                                       Title:


                                    TELEPHONE AND DATA SYSTEMS, INC.


                                    By: /s/ Scott H. Williamson
                                       ________________________________
                                       Name:
                                       Title:


                                    SINGER ACQUISITION CORP.


                                    By: /s/ Scott H. Williamson
                                       ________________________________
                                       Name:
                                       Title:


                                     49